    As filed with the Securities and Exchange Commission on October 15, 2001
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                           --------------------------

                               VIRATA CORPORATION
             (Exact name of Registrant as Specified in its Charter)

            Delaware                                     77-0521696
  (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)

      2700 San Tomas Expressway
       Santa Clara, California                               95051
(Address of Principal Executive Offices)                   (Zip Code)

                 D2 TECHNOLOGIES, INC. TANDEM STOCK OPTION PLAN
            INVERNESS SYSTEMS LTD. EMPLOYEE SHARE OPTION PLAN (1997)
              INVERNESS SYSTEMS LTD. SUPPLEMENTAL STOCK OPTION PLAN
                        as assumed by Virata Corporation
                            (Full title of the Plans)
                            -------------------------

                                  Andrew Vought
                             Chief Financial Officer
                            2700 San Tomas Expressway
                          Santa Clara, California 95051
                     (Name and Address of Agent for Service)
                                 (408) 566-1000
          (Telephone number, including area code, of agent for service)
                           -----------------------------

                                   Copies to:
                                Douglas D. Smith
                           Gibson, Dunn & Crutcher LLP
                One Montgomery Street, Telesis Tower, Suite 3100
                         San Francisco, California 94104
                                 (415) 393-8200
                           -----------------------------

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                       Proposed          Proposed
                                                                       Maximum           Maximum          Amount of
              Title of Securities                  Amount to be     Offering Price      Aggregate       Registration
              to be Registered (1)                Registered (2)      per Share       Offering Price       Fee (3)
------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.001 per share (4)....       466,165           $6.35          $2,960,148         $    740
Common Stock, par value $0.001 per share (5)....       231,203           $0.03          $    6,936         $      2
Common Stock, par value $0.001 per share (6)....        27,745           $0.0015        $       42         $      1
------------------------------------------------------------------------------------------------------------------------
Total...........................................       725,113                          $2,967,126         $    743
========================================================================================================================

(1) Includes with respect to each share of Common Stock, Rights, pursuant to the Registrant's Rights Agreement, dated as of May 2, 2001 between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, and until a triggering event thereunder, the Rights trade with, and cannot be separated from the Common Stock.

(2) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(3) A Registration Statement on Form S-8 was filed with the Securities and Exchange Commission on May 23, 2000, registering shares of Common Stock issuable pursuant to the D2 Technologies, Inc. Tandem Stock Option Plan, the Inverness Systems Employee Share Option Plan (1997) and the Inverness Systems Ltd. Supplemental Stock Option Plan and a registration fee was paid in connection therewith. Shares are issuable upon exercise of outstanding options with fixed exercise prices. The registration fee for the 725,113 additional shares of Common Stock included in this Registration Statement have been computed based on the weighted average exercise prices for shares subject to each of the D2 Technologies, Inc. Tandem Stock Option Plan, the Inverness Systems Employee Share Option Plan (1997) and the Inverness Systems Ltd. Supplemental Stock Option Plan.

(4) In connection with its acquisition of D2 Technologies, Inc., Registrant assumed all of the outstanding options under the D2 Technologies Tandem Stock Option Plan (the "Tandem Option Plan"). Registrant is registering 466,165 additional shares of its common stock, par value $0.001 per share issuable to eligible employees under the Tandem Option Plan, at a weighted average price of $6.35.

(5) In connection with its acquisition of Inverness Systems Ltd. ("Inverness"), Registrant assumed all of the outstanding options under the Inverness Employee Share Option Plan (1997) (the "Share Option Plan"). Registrant is registering 231,203 shares of its common stock, par value $0.001 per share issuable to eligible employees under the Share Option Plan, at a weighted average exercise price of $0.03.

(6) In connection with its acquisition of Inverness, Registrant assumed all of the outstanding options under the Inverness Systems Ltd. Supplemental Stock Option Plan. Registrant is registering 27,745 additional shares of its common stock, par value $0.001 per share issuable to an eligible employee, at a weighted average exercise price of $0.0015.

================================================================================

Item 3.  Incorporation of Documents By Reference
         ---------------------------------------

         The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

         (1) the Registrant's Registration Statement on Form S-8 (No. 333-37672 filed with the Commission on May 23, 2000;

         (2) the Registrant's Annual Report on Form 10-K for the fiscal year ended April 1, 2001 filed with the Commission on June 28, 2001 and the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2001 filed with the Commission on August 15, 2001;

         (3) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1
                  (No. 333-39912) filed with the Commission on June 22, 2000, and all amendments thereto;

         (4) the Registrant's Current Reports on Form 8-K filed with the Commission on May 4, May 8, May 31, June 14, July 31 and August 23, 2001; and

         (5)      the Registrant's Form 8-A filed with the Commission on May 8,
                  2001.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

         Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 8.  Exhibits
         --------

         5.1               Opinion of Gibson, Dunn & Crutcher LLP.
         23.1              Consent of Gibson, Dunn & Crutcher LLP (included in
                           Exhibit 5.1).
         23.2              Consent of PricewaterhouseCoopers LLP.
         24.1 Power of Attorney (reference is made to the signature page hereto).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Clara, California, on this 15th day of October 2001.

                                          VIRATA CORPORATION
                                          By:  /s/ Steven Moore
                                               ---------------------------------
                                               Steven Moore,
                                               Vice President - Finance

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS

         Each person whose signature appears below constitutes and appoints each of Charles Cotton, Andrew M. Vought and Steven Moore as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

               Signature                                  Title                                  Date
     /s/Charles Cotton                   Chief Executive Officer and Director              October 15, 2001
------------------------------------
     Charles Cotton                      (Principal Executive Officer)

     /s/Andrew Vought                    Senior Vice President, Chief Financial            October 15, 2001
-----------------------------------
     Andrew Vought                       Officer and Secretary (Principal
                                         Financial Officer and Principal
                                         Accounting Officer)

     /s/ Hermann Hauser                  Chairman of the Board                             October 15, 2001
-----------------------------------
     Hermann Hauser

     /s/ Marco De Benedetti              Director                                          October 15, 2001
-----------------------------------
     Marco De Benedetti

     /s/ Gary Bloom                      Director                                          October 15, 2001
-----------------------------------
     Gary Bloom

     /s/ Andrew Hopper                   Director                                          October 15, 2001
-----------------------------------
     Andrew Hopper

     /s/ Martin Jackson                  Director                                          October 15, 2001
-----------------------------------
     Martin Jackson

     /s/ Peter Morris                    Director                                          October 15, 2001
-----------------------------------
     Peter Morris

     /s/ Patrick Sayer                   Director                                          October 15, 2001
-----------------------------------
     Patrick Sayer

     /s/ Giuseppe Zocco                  Director                                          October 15, 2001
-----------------------------------
     Giuseppe Zocco

                                  EXHIBIT INDEX


Exhibit      Description
-------      -----------

5.1          Opinion of Gibson, Dunn & Crutcher LLP.
23.1         Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
23.2         Consent of PricewaterhouseCoopers LLP.
24.1         Power of Attorney (reference is made to the signature page hereto).